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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                  BRIAZZ, INC.

                                    ARTICLE I

                     REGISTERED OFFICE AND REGISTERED AGENT

         1. The registered office of the Corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. A registered agent so appointed shall consent to appointment in writing and such consent shall be filed with the Secretary of State of the State of Washington.

         2. If a registered agent changes the street address of the agent's business office, the registered agent may change the street address of the registered office of the Corporation by notifying the Corporation in writing of the change and signing, either manually or in facsimile, and delivering to the Secretary of State for filing a statement of such change, as required by law.

         3. The Corporation may change its registered agent at any time upon the filing of an appropriate notice with the Secretary of State, with the written consent of the new registered agent either included in or attached to such notice.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         1.       MEETING PLACE

         All meetings of the shareholders shall be held, pursuant to proper notice as set forth in Article II Section 5 of these Bylaws, at the principal executive office of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors.

         2.       ANNUAL MEETING TIME

         The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and at such hour as may be determined by resolution of the Board of Directors from time to time. In the absence of such determination, the annual meeting shall be held each year on the second Tuesday of January, at the hour of 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next business day following, at the same hour.

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         3.       ANNUAL MEETING--ORDER OF BUSINESS

         At the annual meeting of shareholders, the order of business shall be as follows:

                  (a)      Call to order.

                  (b)      Proof of notice of meeting (or filing of waiver).

                  (c)      Reading of minutes of last annual meeting.

                  (d)      Reports of officers.

                  (e)      Reports of committees.

                  (f)      Election of directors.

                  (g)      Other business.

         4.       SPECIAL MEETINGS

         Prior to the date that a class of the Corporation's shares are registered pursuant to Section 12 or Section 15 under the Securities Exchange Act of 1934, as amended, special meetings of the shareholders for any purpose may be called at any time by the President, the Board of Directors or the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting in accordance with RCW 23B.07.020. Subsequent to the date that a class of the Corporation's shares are registered pursuant to Section 12 or Section 15 under the Securities Exchange Act of 1934, as amended, special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors (if one is appointed), the Chief Executive Officer, the President or one or more shareholders holding not less than twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at the meeting. Special shareholders' meetings shall be held at the Corporation's principal executive office or at such other place as shall be identified in the notice of such meeting.

         5.       NOTICE

                  (a) Except as provided in subsection (c) hereunder, notice of the date, time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than sixty days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

                  (b) Except as provided in subsection (c) hereunder, written or printed notice of each special meeting of shareholders shall be given at least ten days and not more than sixty days prior to the meeting. Such notice shall state the date, time and place of such meeting, and the purpose or purposes for which the meeting is called, and shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

                  (c) Notice of a shareholders' meeting at which the shareholders will be called to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the Corporation shall be given not fewer than twenty days and not more than sixty days before the meeting date.

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         6.       RECORD DATE

         For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or at any adjournment thereof, or entitled to receive dividends or distributions, the Board of Directors shall fix in advance a record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         7.       SHAREHOLDERS' LIST

         After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders meeting. Such list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be kept on file at the registered office of the Corporation for a period beginning ten days prior to such meeting and shall be kept open at the time and place of such meeting for the inspection by any shareholder, or any shareholder's agent or attorney.

         8.       QUORUM

         Except as otherwise required by law, a quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the votes entitled to be cast on the matter by each voting group.

         9.       VOTING

                  (a) Except as otherwise provided in the Articles of Incorporation and subject to the provisions of the laws of the State of Washington, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

                  (b) If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one which by express provision of law, of the Articles of Incorporation or of these Bylaws a greater number of affirmative votes is required.

                  (c) Unless otherwise provided in the Articles of Incorporation, in any election of directors the candidates elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

         10.      PROXIES

         A shareholder may vote either in person or by appointing a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact or agent. An appointment of a proxy is effective when received by the person authorized to tabulate votes for the corporation. An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment form.

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         11.      ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Only pursuant to a proposal put before the shareholders by the affirmative resolution of the Board of Directors, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or a vote if the action is taken by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted, and at the time the action is taken the Corporation is not a public company. Written notice to nonconsenting shareholders must be given at least five (5) days prior to the effective date of the action (or such longer period as may be required by law).

         12.      WAIVER OF NOTICE

         A written waiver of any notice required to be given to any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be deemed the giving of such notice by the Corporation, provided that such waiver has been delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting waives any notice required, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

         13.      ACTION OF SHAREHOLDERS BY COMMUNICATIONS EQUIPMENT

         Shareholders may participate in any meeting of shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III

                                 SHARES OF STOCK

         1.       ISSUANCE OF SHARES

         No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the number of shares to be issued, the consideration to be received and a statement regarding the adequacy of the consideration. Shares may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

         2.       CERTIFICATED SHARES

         If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed, either manually or in facsimile, by the President, or a Vice President, and the Secretary, and such certificate may bear

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the seal of the Corporation or a facsimile thereof. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.

         At a minimum each certificate of stock shall state:

                  (a)      the name of the Corporation;

                  (b) that the Corporation is organized under the laws of the State of Washington;

                  (c) the name of the person to whom the certificate is issued;

                  (d) the number and class of shares and the designation of the series, if any, the certificate represents; and

                  (e) if the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized either on the front or back of the certificate. Alternatively, the certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information without charge on request in writing.

         In case of any mutilation, loss or destruction of any certificate of stock, another certificate may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it might determine or establish such other procedures as it deems necessary or appropriate.

         3.       UNCERTIFICATED SHARES

                  (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the Corporation's classes or series of shares without certificates. This authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

                  (b) Within a reasonable time after the issuance of shares without certificates, the Corporation shall send the shareholder a complete written statement of the information required on certificates as provided in
Article III Section 2 of these Bylaws.

         4.       TRANSFERS

                  (a) Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of

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Directors may, by resolution, open a share register in any state of the United
States, and may employ an agent or agents to keep such register and to record transfers of shares therein.

                  (b) Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar.

                  (c) Shares of uncertificated stock shall be transferred upon receipt by the Corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer of shares without certificates, the Corporation shall provide the new shareholder a complete written statement of the information required on certificates as provided in
Article III, Section 2 of these Bylaws.

         5.       FRACTIONAL SHARES OR SCRIP

         The Corporation may:

                  (a)      issue fractions of a share;

                  (b) arrange for the disposition of fractional interests by the shareholders;

                  (c)      pay in money the value of fractions of a share; and

                  (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of enough scrip to equal a full share.

         6.       SHARES OF ANOTHER CORPORATION

         Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         1.       POWERS

         The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and by the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

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         2.       GENERAL STANDARDS FOR DIRECTORS

                  (a) A director shall discharge the duties of a director, including duties as a member of a committee:

                           (i)      in good faith;

                           (ii)     with the care an ordinary prudent person in
a like position would exercise under similar circumstances; and

                           (iii)    in a manner the director reasonably believes
to be in the best interests of the Corporation.

         3.       RESTRICTION.

         Notwithstanding Paragraphs 1 and 2 of this Article IV, during the effectiveness of that certain Shareholders' Agreement, dated as of October 18, 1996, and amended and restated as of August 15, 1997, among the Corporation and its shareholders, for so long as the Investors or Whitney (each as defined therein) shall have the right to nominate directors of the Corporation, the proviso contained in subparagraph 16(a) may not be amended, nor may these Bylaws be otherwise amended to impair the effect of such proviso (including amending this paragraph), without approval by the affirmative vote of all directors nominated by the Investors and Whitney.

         4.       NUMBER AND TERM

         The Board of Directors shall consist of the number of directors fixed from time to time by resolution of the Board. Directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. Directors need not be shareholders or residents of the State of Washington.

         5.       CHANGE OF NUMBER

         The number of directors may at any time be increased or decreased by resolution of either the shareholders or directors at any annual, special or regular meeting; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, except as provided in Sections 7 and 8 of this Article IV.

         6.       VACANCIES

         All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office until the next shareholders' meeting at which directors are elected and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only

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until the next election of directors by the shareholders and until his or her successor is elected and qualified.

         7.       RESIGNATION

         A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         8.       REMOVAL OF DIRECTORS

         At a meeting of shareholders called expressly for that purpose and preceded by a written notice containing a statement of the alleged charges, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (a) for Cause and (b) if the number of votes cast to remove the director by holders of shares then entitled to vote in an election of directors exceed the number of votes cast not to remove the director. Where a proposal to remove a director for cause is to be presented for shareholder consideration, an opportunity shall be provided the director to present the director's defense to the shareholders in a statement to accompany or precede the notice of the meeting at which such proposal is to be presented. For purposes of this Article IV, Section 8, "Cause" shall be limited to (a) action by a director involving willful malfeasance having a material adverse effect on the Corporation or (b) a director being convicted of a felony; provided that any action by a director shall not constitute "Cause" if, in good faith, the director believed such action to be in or not opposed to the best interests of the Corporation, or if a director shall be entitled, under applicable law, the Articles of Incorporation, these Bylaws of the Corporation or a contract with the Corporation, to be indemnified with respect to such action.

         9.       REGULAR MEETINGS

         Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after adjournment of the annual meeting of shareholders.

         10.      SPECIAL MEETINGS

                  (a) Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors, stating the date, time and place thereof, shall be given at least two
(2) days prior to the date of the meeting, in accordance with the provisions set forth in Article VII, Section 2, of these Bylaws. Such notice need not specify the business to be transacted at, or the purpose of, the meeting.

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                  (b)      Special meetings of any committee of the Board of
Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

         11.      WAIVER OF NOTICE

         A director may waive any notice required by law, by the Articles of Incorporation or by these Bylaws before or after the time stated for the meeting, and such waiver shall be equivalent to the giving of such notice. Such waiver must be in writing, signed by the director entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting shall constitute a waiver of any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         12.      QUORUM

         A majority of the full Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

         13.      REGISTERING DISSENT

         A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken is deemed to have assented to such action unless:

                  (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of, or transaction of business at, the meeting;

                  (b) the director's dissent or abstention from the action is entered in the minutes if the meeting; or

                  (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action taken.

         14.      ACTION BY DIRECTORS WITHOUT A MEETING

                  (a) Any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents setting forth the action taken, signed by each of the directors, or by each of the members of the committee, as the case may be, either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records.

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                  (b)      Action taken under this section is effective when the
last director signs the consent, unless the consent specifies a later effective date.

         15.      PARTICIPATION BY MEANS OF COMMUNICATIONS EQUIPMENT

         Any or all directors may participate in a regular or special meeting of the Board of Directors (or of a committee thereof) by, or may conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting.

         16.      COMMITTEES

                  (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may create one or more committees of directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors; provided, however, that during the effectiveness of that certain Shareholder' Agreement, dated as of October 18, 1996, and amended and restated as of August 15, 1997, among the Corporation and its shareholders, for so long as the Series A Investors (as defined therein) shall have the right to nominate directors of the Corporation, one member of any committee shall be a director nominated by the Investors, and provided further, that during the effectiveness of such Shareholders' Agreement, for so long as Whitney Equity Partners, L.P. shall have the right to nominate a director of the Corporation, one member of any committee shall be the director nominated by Whitney Equity Partners, L.P. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that no committee shall have the authority to:

                           (i)      authorize or approve a distribution except
according to a general formula or method prescribed by the Board of Directors;

                           (ii)     approve or propose to shareholders action
that by law is required to be approved by shareholders;

                           (iii)    fill vacancies on the Board of Directors or
any of its committees;

                           (iv)     amend the Articles of Incorporation;

                           (v)      adopt, amend or repeal these Bylaws;

                           (vi)     approve a plan of merger not requiring
shareholder approval; or

                           (vii)    authorize or approve the issuance or sale or
contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

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                  (b)      The creation of, delegation of authority to or action
by a committee does not alone constitute compliance by a director with the standards of conduct required by the Washington Business Corporation Act and these Bylaws.

         17.      REMUNERATION

         Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors.

                                    ARTICLE V

                                    OFFICERS

         1.       DESIGNATIONS

         The officers of the Corporation shall be the President, the Secretary and at the discretion of the Board of Directors, one or more Vice Presidents and a Treasurer, and any other officers appointed from time to time by the Board of Directors or by any other officer empowered to do so. The Board of Directors shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board of Directors or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board of Directors may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

         The Board of Directors, in its discretion, may elect a Chairman from among its members to serve as Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors and of the shareholders, and who shall have such other powers as the Board may determine.

         2.       APPOINTMENT AND TERM OF OFFICE

         The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

         3.       POWERS AND DUTIES

         If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

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                  (a)      THE PRESIDENT

         The President of the Corporation shall, subject to the direction and control of the Board of Directors and the duties and authority granted to the Chief Executive Officer, if one had been appointed, have general control and management of the business affairs and policies of the Corporation. The President shall act as liaison from and as spokesman for the Board of Directors. The President shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The President shall possess power to sign all certificates, contracts and other instruments of the Corporation. Unless a Chairman of the Board of Directors has been appointed and is present, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall perform all such other duties as are incident to the office of President or are properly required by the Board of Directors.

                  (b)      VICE-PRESIDENTS

         During the absence or disability of the President, the Executive or Senior Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board of Directors, shall exercise all the functions of the President, unless a Chief Executive Officer has been appointed and the Board of Directors determines that the Chief Executive Officer shall exercise the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

                  (c)      THE SECRETARY

         The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite percentage of shareholders or number of directors, shall keep minutes of all meetings, shall have charge of the seal and the Corporation's books, and shall make such reports and perform such other duties as are incident to the office of Secretary, or are properly required of him or her by the Board of Directors.

                  (d)      THE TREASURER

         The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers or receipts for such disbursements, and shall render to the Board of Directors from time to time as may be required an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to his or her office or that are properly required of him or her by the Board of Directors.

         4.       STANDARDS OF CONDUCT FOR OFFICERS

                  (a) An officer with discretionary authority shall discharge such officer's duties under that authority:

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                           (i)      in good faith;

                           (ii)     with the care an ordinary prudent person in
a like position would exercise under similar circumstances; and

                           (iii)    in a manner the officer reasonably believes
to be in the best interests of the Corporation.

         5.       DELEGATION

         In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may in its sole discretion select.

         6.       VACANCIES

         Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

         7.       OTHER OFFICERS

         The Board of Directors, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         8.       RESIGNATION

         An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

         9.       REMOVAL

         Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         10.      SALARIES AND CONTRACT RIGHTS

         The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

         11.      BONDS

         The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful

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performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                            DISTRIBUTIONS AND FINANCE

         1.       DISTRIBUTIONS

         The Board of Directors may authorize and the Corporation may make distributions to its shareholders; provided that no distribution may be made if, after giving it effect, either:

                  (a) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

                  (b) The Corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         The Board of Directors may authorize distributions to holders of record at the close of business on any business day prior to the date on which the distribution is made. If the Board of Directors does not fix a record date for determining shareholders entitled to a distribution, the record date shall be the date on which the Board of Directors authorizes the distribution.

         2.       MEASURE OF EFFECT OF A DISTRIBUTION

         For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the Corporation under Article VI, Section I of these Bylaws, the effect of the distribution is measured:

                  (a) In the case of a distribution of indebtedness, the terms of which provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made; or

                  (b)      In the case of any other distribution:

                           (i)      if the distribution is by purchase,
redemption, or other acquisition of the Corporation's shares, the effect of the distribution is measured as of the earlier of the date any money or other property is transferred or debt incurred by the Corporation, or the date the shareholder ceases to be a shareholder with respect to the acquired shares;

                           (ii)     if the distribution is of an indebtedness
other than described in subsection 2(a) and (b)(i) of this section, the effect of the distribution is measured as of the date the indebtedness is distributed; and

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                           (iii)    in all other cases, the effect of the
distribution is measured as of the date the distribution is authorized if payment occurs within 120 days after the date of authorization, or the date the payment is made if it occurs more than 120 days after the date of authorization.

         3.       DEPOSITORIES

         The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     NOTICES

         1.       SHAREHOLDERS.

         Except as may otherwise be required by law, any notice to any shareholder must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; telephone, wire or wireless equipment which transmits a facsimile of the notice; or electronic mail. Written notice by the Corporation to its shareholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed;
(iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; (iv) if sent to a shareholder's address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment; or (v) if sent to a shareholder's electronic mail address, appearing on the records of the Corporation, when dispatched by electronic mail.

         2.       DIRECTORS.

         Notice of any meeting of the Board of Directors may be given orally or by any means described in Article VII, Section 1 of these Bylaws.

                                  ARTICLE VIII

                                      SEAL

         The Corporation may adopt a corporate seal which seal shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

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                                   ARTICLE IX

           INDEMNIFICATION OF OFFICERS DIRECTORS, EMPLOYEES AND AGENTS

         1.       DEFINITIONS

         For the purposes of this Article:

                  (a) "Action" means any actual, threatened or completed claim, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                  (b) "Another Enterprise" means a domestic or foreign corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or enterprise.

                  (c) "Corporation" means BRIAZZ, INC., and any domestic or foreign predecessor to it and any constituent corporation (including a constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

                  (d) "Director or Officer" means such person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of Another Enterprise. "Director" or "Officer" includes, unless the context otherwise requires, the estate or personal representative of a Director or Officer.

                  (e) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including, without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

                  (f) "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

         2.       RIGHT OF INDEMNIFICATION

         The Corporation shall indemnify and hold each Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the Indemnitee finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in
Section 4 of this Article, the Corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the Board of Directors of the Corporation. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors and officers, then Directors and officers of this Corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

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         3.       BURDEN OF PROOF, PROCEDURE FOR PAYMENT AND NOTIFICATION OF
SHAREHOLDERS

         (a) The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

         (b) The right to indemnification conferred in this Article shall include the right to be paid by the Corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

         (c) If the Corporation indemnifies or advances expenses to a Director pursuant to this Article IX in connection with an Action by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         4.       RIGHT OF INDEMNITEE TO BRING SUIT

         If a claim under this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, it shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

         5.       CONTRACT RIGHT

         Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

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

         6.       INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

         The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

         7.       INSURANCE, CONTRACTS AND FUNDING

         The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or Another Enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further corporate action, enter into contracts with any Director or officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         8.       INTERPRETATION

         The provisions contained in this Article IX shall be interpreted and applied to provide indemnification to Directors, Officers, employees and agents of the Corporation to the fullest extent allowed by applicable law, as such law may be amended, interpreted and applied from time to time.

         9.       SAVINGS CLAUSE

         If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Director or officer as to reasonable expenses and liabilities with respect to any Action, whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

         10.      NONEXCLUSIVITY OF RIGHTS

         The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred under this
Article IX for Directors, Officers, employees and agents shall not be exclusive of any other right which any person may have, or hereafter acquire, under any statute, provision of the Articles of Incorporation, Bylaws, other agreement, vote of shareholders or disinterested directors, insurance policy, principles of common law or equity, or otherwise.

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

                                    ARTICLE X

                                BOOKS AND RECORDS

         The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

         The Corporation shall keep a copy of the following records at its principal office:

         1. The Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;

         2. The Bylaws or Restated Bylaws and all amendments thereto currently in effect;

         3. The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

         4. Its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

         5. All written communications to shareholders generally within the past three years;

         6. A list of the names and business addresses of its current directors and officers; and

         7. Its most recent annual report delivered to the Secretary of State of Washington.

                                   ARTICLE XI

                                   AMENDMENTS

         1.       BY SHAREHOLDERS

         These Bylaws may be amended or repealed by the shareholders in the manner set forth in Article II Section 9 of these Bylaws at any regular or special meeting of the shareholders.

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         2.       BY DIRECTORS

         The Board of Directors shall have power to amend or repeal the Bylaws of, or adopt new bylaws for, the Corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be subsequently changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

         3.       EMERGENCY BYLAWS

         The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any state of emergency declared by the federal government or any subdivision thereof, or any other catastrophic event.

         Adopted on March 4, 2003 under the authority of the Corporation's Board of Directors, pursuant to a resolution of the Board of Directors dated March 4, 2003.

                                    /s/ Victor D. Alhadeff
                                    ----------------------
                                    Victor D. Alhadeff
                                    Secretary

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